EXHIBIT 10.1

SUPPLEMENT NO. 1

TO

AMENDED AND RESTATED
RANGE RESOURCES CORPORATION
EXECUTIVE CHANGE IN CONTROL
SEVERANCE BENEFIT PLAN

WHEREAS, Range Resources Corporation (the “Company”) adopted the Amended and Restated Range Resources Corporation Executive Change In Control Severance Benefit Plan, as amended and restated from time to time (the “Executive CIC Plan”); and

WHEREAS, the Compensation Committee of the Board determined to supplement the Executive CIC Plan to clarify the calculation of the cash severance benefit.

NOW, THEREFORE, the Plan is supplemented as follows:

1.Section 1.1 (v) is added as follows:

(v) “Target Bonus” means the Employee’s Base Salary multiplied by the Employee’s annual short term incentive bonus percentage at the time of the Change in Control.

2.Section 3.1 is corrected to address a typographical error as follows:

3.1 Severance Benefits Any Eligible Employee who incurs an Involuntary Termination of Employment during the Protection Period shall receive, subject to Section 3.3(b) and Section 3.4, the following severance benefits, subject to the limitations contained in this Plan. [the original Plan document referred to Section 3.5 when the correct reference is 3.4]

3.Section 3.1 (a) is revised so that after (ii) it reads as follows:

(ii) the sum of the Eligible Employee’s (a) Base Salary; and, (b) Bonus or Target Bonus, whichever is greater.

IN WITNESS WHEREOF, Company has caused this Supplement to be signed on its behalf by its duly authorized representative this 10th day of February 2020.

RANGE RESOURCES CORPORATION

By:	/s/	MARK S. SCUCCHI
Title:		Senior Vice President and Chief Financial Officer